Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Cuisine Solutions, Inc.

Alexandria, Virginia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 18, 2007, relating to the consolidated financial statements and financial statement schedule of Cuisine Solutions, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2007.

/s/ BDO Seidman, LLP

Bethesda, Maryland
December 11, 2007